Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350

I, Ashutosh Roy, the chief executive officer of eGain Communications Corporation (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

(i) the Annual Report of the Company on Form 10-K for the period ending June 30, 2008 the (“Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ ASHUTOSH ROY
Ashutosh Roy

September 29, 2008

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to eGain Communications Corporation and will be retained by eGain Communications Corporation and furnished to the Securities and Exchange Commission or its staff upon request.